Exhibit 10.5

SUNRISE SENIOR LIVING, INC.
[2002][2003] STOCK OPTION AND RESTRICTED STOCK PLAN

FORM OF
NON-EXECUTIVE RESTRICTED STOCK AGREEMENT

     Sunrise Senior Living, Inc., a Delaware corporation (the “Company”), hereby grants shares of its common stock, $.01 par value (the “Stock”), to the Grantee named below, subject to the vesting conditions set forth in the attachment. Additional terms and conditions of the grant are set forth in this cover sheet, in the attachment and in the Company’s [2002] [2003] Stock Option and Restricted Stock Plan (the “Plan”).

Grant Date:

Name of Grantee:

Number of Shares of Stock Covered by Grant:

Purchase Price per Share of Stock: $.01

     By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which is available from the Company upon request. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent.

Grantee:
(Signature)

Company:
(Signature)

Title:

Attachment

This is not a stock certificate or a negotiable instrument.

SUNRISE SENIOR LIVING, INC.
[2002] [2003] STOCK OPTION AND RESTRICTED STOCK PLAN

RESTRICTED STOCK AGREEMENT

Restricted Stock/ Nontransferability

This grant is an award of Stock in the number of shares set forth on the cover sheet, at the purchase price set forth on the cover sheet, and subject to the vesting conditions described below (the “Restricted Stock”). The purchase price for the Restricted Stock is deemed paid by your services to the Company. To the extent not yet vested, your Restricted Stock may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Restricted Stock be made subject to execution, attachment or similar process.

Issuance and Vesting

The Company will issue your Restricted Stock in your name as of the Grant Date.

Your right to the Stock under this Restricted Stock grant becomes vested as to 25% of the shares of Stock on each of the first four (4) anniversaries of the Grant Date (the “Anniversary Dates”), if you have been continuously providing Services to the Company or a Subsidiary from the Grant Date until the Anniversary Date; provided, however, that if you are restricted from selling Company stock on an Anniversary Date pursuant to the Company’s policy on insider trading, your shares that would have vested on that Anniversary Date will vest on the first date that is during a window period in which Company insiders are not restricted from selling Company stock.

No additional shares of Stock will vest after you have ceased to be employed by the Company or any Subsidiary for any reason.

Forfeiture of Unvested Stock

In the event that your employment with the Company or a Subsidiary terminates, you shall forfeit all of the shares of Stock subject to this grant that have not yet vested.

Book Entry Restrictions

The Restricted Stock will be issued in book entry form. The Company shall cause the transfer agent for the shares of Common Stock to make a book entry record showing ownership for the shares of Restricted Stock in your name subject to the terms and conditions of this Agreement. You shall be issued an account statement acknowledging your ownership of the shares of Restricted Stock.

The shares of Restricted Stock subject to restrictions hereunder shall be subject to the following terms and conditions relating to their release from restrictions or their cancellation:

As your interest in the Restricted Stock vests as described above, your vested Stock shall be released from restrictions and delivered to you, at your request.

Should you forfeit any unvested Restricted Stock held subject to restrictions hereunder, then such unvested Restricted Stock shall be cancelled without payment, and you shall have no further rights with respect to such shares.

You authorize the Company to issue such instructions to the transfer agent as the Company may deem necessary or proper to comply with the intent and purposes of this Agreement. This paragraph shall be deemed to constitute the stock power contemplated by the Plan.

Withholding Taxes

You agree, as a condition of this grant, that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the vesting of Stock acquired under this grant. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting of shares arising from this grant, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any Affiliate.

Section 83(b) Election

Under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the difference between the purchase price paid for the shares of Stock and their fair market value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. For this purpose, “forfeiture restrictions” include the Company’s Repurchase Right as to unvested Stock described above. You may elect to be taxed at the time the shares in restricted form are acquired rather than when such shares cease to be subject to such forfeiture restrictions by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Grant Date. You will have to make a tax payment to the extent the purchase price ($.01 per share) is less than the fair market value of the shares on the Grant Date. The form for making this election is attached as Exhibit B hereto. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you (in the event the fair market value of the shares increases after the date of purchase) as the forfeiture restrictions lapse.

YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY 83(b) ELECTION.

Retention Rights

This Agreement does not give you the right to be retained by the Company in any capacity. The Company reserves the right to terminate your service with the Company at any time and for any reason.

Shareholder Rights

You shall have the right to vote the Restricted Stock and, subject to the provisions of this Agreement, to receive any dividends declared or paid on such stock. Any distributions you receive as a result of any stock split, stock dividend, combination of shares or other similar transaction shall be deemed to be a part of the Restricted Stock and subject to the same conditions and restrictions applicable thereto. The Company may in its sole discretion require any dividends paid on the Restricted Stock to be reinvested in shares of Stock, which the Company may in its sole discretion deem to be a part of the shares of Restricted Stock and subject to the same conditions and restrictions applicable thereto. Except as described in the Plan, no adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued.

Adjustments

In the event of a stock split, a stock dividend or a similar change in the Stock, the number of shares covered by this grant may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your Restricted Stock shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Applicable Law

This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan

The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant of Restricted Stock. Any prior agreements, commitments or negotiations concerning this grant are superseded.

     By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

EXHIBIT A

ELECTION UNDER SECTION 83(b) OF
THE INTERNAL REVENUE CODE

     The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.	The name, address and social security number of the undersigned:

Name:

Address:

Social Security No.:

2.	Description of property with respect to which the election is being made:

shares of common stock, par value $0.01 per share, of Sunrise Senior Living, Inc., a Delaware corporation (the “Company”).

3.	The date on which the property was transferred is: , 200___.

4.	The taxable year to which this election relates is calendar year: 200___.

5.	Nature of restrictions to which the property is subject:

The shares of stock are subject to the provisions of a Restricted Stock Agreement between the undersigned and the Company. The shares of stock are subject to forfeiture under the terms of the Agreement.

6.	The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was: $ per share, for a total of $ .

7.	The amount paid by taxpayer for the property was: $ .

8.	A copy of this statement has been furnished to the Company.

Dated: _____________, 200___

Print Name:

PROCEDURES FOR MAKING ELECTION
UNDER INTERNAL REVENUE CODE SECTION 83(b)

     The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:

          1. You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within thirty (30) days after the Grant Date of your Restricted Stock.

          2. At the same time you file the election form with the IRS, you must also give a copy of the election form to the Stock Plan Administrator of the Company.

          3. You must file another copy of the election form with your federal income tax return (generally, Form 1040) for the taxable year in which the stock is transferred to you.